EXHIBIT INDEX

(d)(6) Amendment to Investment Management Services Agreement, dated July 1, 2004, between American Express Financial Corporation and Registrant.

(g)(1) Custodian Agreement, dated Oct. 1, 2005, between Ameriprise Trust Company and Registrant.

(h)(9) License Agreement, dated Oct. 1, 2005, between Ameriprise Financial, Inc. and the RiverSource Funds.

(i) Opinion and consent of counsel as to the legality of the securities being registered.

(j)      Consent of Independent Registered Public Accounting Firm.

(m)(1) Plan and Agreement of Distribution, dated Oct. 1, 2005, between Registrant and IDS Life Insurance Company.